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                                                                     Exhibit III



                                  CERTIFICATE



       The undersigned certifies that she is a duly designated and acting officer of AGL Resources Inc., a Georgia corporation ("AGLR") and that:

       AGLR's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended March 31, 2001 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

       The names and addresses of such state utility commissions are:

              Georgia Public Service Commission
              47 Trinity Avenue SW
              Atlanta, GA 30334

              Virginia State Corporation Commission
              1300 East Main Street
              10th Floor
              Richmond, VA 23219

              Tennessee Regulatory Authority
              460 James Robertson Parkway
              Nashville, TN 37243-0505




       IN WITNESS WHEREOF, I have hereunto set my hand as of the 14th day of June, 2001.



                                                /s/: Elizabeth J. White
                                                -----------------------------

                                                Elizabeth J. White
                                                Vice President and Controller
                                                AGL Resources Inc.